[CINGULAR LOGO]

CINGULAR WIRELESS LLC
EXHIBITS - Press Release dated July 20, 2005
reporting financial results for the quarter ended June 30, 2005

                                                                    EXHIBIT 99.1




         CINGULAR WIRELESS POSTS STRONG SECOND-QUARTER RESULTS, ADVANCES
                         MERGER INTEGRATION INITIATIVES

- NET SUBSCRIBER ADDITIONS OF 1.1 MILLION, THIRD CONSECUTIVE QUARTER OF MORE THAN 1 MILLION POSTPAID NET ADDITIONS

-     51.6 MILLION CELLULAR/PCS SUBSCRIBERS AT QUARTER'S END

-     GROSS SUBSCRIBER ADDITIONS OF 4.4 MILLION

- POSTPAID MONTHLY SUBSCRIBER CHURN DOWN TO 1.8 PERCENT, THIRD CONSECUTIVE QUARTER OF IMPROVED POSTPAID CHURN; TOTAL MONTHLY CHURN AT 2.2 PERCENT

-     A 340 BASIS-POINT SEQUENTIAL IMPROVEMENT IN NORMALIZED OIBDA MARGIN TO
      28.9%

- CONTINUED PROGRESS IN TRANSITIONING SUBSCRIBERS TO GSM, WITH 90 PERCENT OF MINUTES NOW ON CINGULAR'S GSM NETWORK

FOR RELEASE WEDNESDAY, JULY 20, 2005

ATLANTA - Cingular Wireless, a joint venture between SBC Communications Inc. (NYSE: SBC) and BellSouth Corporation (NYSE: BLS), today posted strong second-quarter results driven by continued solid subscriber growth, improvement in margins and postpaid churn, and strength in data and enterprise services.

      For the quarter, the nation's largest wireless provider delivered net subscriber additions of 1.1 million, nearly all of which were postpaid. Second-quarter postpaid net additions were comparable to the number delivered in the first quarter of 2005, and represent the third straight quarter of more than 1 million postpaid net additions.

     Net additions in the second quarter were 2.5 times higher than pro forma net additions in the year-ago second quarter. (Pro forma results reflect the acquisition of AT&T Wireless, plus related acquisitions and dispositions, as if they had occurred on January 1, 2003.) Cingular ended the second quarter of 2005 with 51.6 million cellular/PCS subscribers.

     Gross additions continue to be very strong at 4.4 million. Postpaid churn improved sequentially to 1.8 percent -- a record low for the company. This compares to 1.9 percent in the first quarter of 2005 and to 2.1 percent (pro forma) in the fourth quarter of 2004. Overall churn held at 2.2, which was the same as in the first quarter of 2005, primarily reflecting the transition of customers on former AT&T Wireless prepaid plans.

     As it sustained strong subscriber growth, Cingular also improved its margins. OIBDA margin, normalized to exclude merger-related integration costs, was 28.9 percent, a sequential improvement of 340 basis points. (OIBDA margin is operating income (loss) before depreciation and amortization, divided by total service revenues.)

     "Cingular continues to make good progress on a variety of fronts," said Stan Sigman, Cingular's president and chief executive officer. "We are pleased with our performance in margins, postpaid subscriber net additions, and revenue."

     "These results show once again that our merger is working," Sigman said. "We are making progress and growing the business, though we of course have a long way to go before our work is done. The complex tasks of integrating networks, systems, processes, and people continue to go well and are on or ahead of schedule. At the same time, we are improving, in large ways and small, how we serve our customers, who continue to choose Cingular and stay with Cingular."

IMPROVED POSTPAID CHURN, VERY STRONG GROSS ADDITIONS, AND RETENTION OF FORMER AT&T WIRELESS CUSTOMERS

     Cingular's "more bars in more places" (SM) and ALLOVER (SM) network messages resonated with current and new customers, and drove lower postpaid churn and very strong gross subscriber additions.

     As well, the company continued to transition its customer base to GSM and move former AT&T Wireless customers to Cingular plans. These two developments also contributed to the quarter's improved postpaid churn results, the company noted.

     At the end of the second quarter, 90 percent of the company's total combined minutes were carried on its GSM network. GSM is the world's most widely used wireless technology. Through roaming alliances with other GSM-based providers around the world, Cingular, which operates the nation's largest digital voice and data network, also provides the largest global presence of any U.S. wireless carrier, with coverage in more than 170 countries.

     Seventy-eight percent of Cingular's subscriber base was GSM-equipped by the end of the second quarter, up from 72 percent in the first quarter of 2005. More than 7 percent of Cingular's customer base upgraded handsets during the second quarter -- almost entirely onto GSM.

     Cingular has now converted more than 4 million former AT&T Wireless subscribers to new Cingular plans as customers responded positively to Cingular's broad network coverage and attractive products and services.

FINANCIAL RESULTS

- In the second quarter, Cingular's revenues were $8.6 billion, which is an improvement of 5.4 percent over pro forma revenue of $8.2 billion during the year-ago second quarter and up 4.6 percent versus the first quarter of this year.

- Average revenue per user (ARPU) in the quarter was $50.43, up 1.7 percent from $49.59 in the first quarter of this year but down 5.6 percent from pro forma ARPU in the year-ago second quarter. The sequential increase in ARPU was driven by growth in data revenues and seasonal usage patterns. The year-over-year ARPU change primarily reflects the transition of customers to more inclusive plans, the popularity of FamilyTalk(R) and Rollover(SM) plans, and the increase in the reseller subscriber base, partially offset by increased data ARPU.

- ARPU from data services continued its strong growth in the second quarter, increasing more than 12 percent to $4.16 compared to $3.70 in the first quarter of this year. This growth continued to be spurred by the ever-increasing popularity of text messaging, mobile instant messaging, mobile e-mail, downloadable ringtones, games, photo messaging and media bundles. Cingular delivered 5 billion text messages during the quarter.

- Cingular's reported second-quarter operating expenses were $8.1 billion, of which merger-related integration expenses totaled $204 million. These merger-related integration expenses decreased Cingular's OIBDA by $95 million, and added $109 million in accelerated depreciation costs related to shortened asset lives. In addition, operating expenses included $445 million in non-cash amortization of intangibles that were acquired as part of the merger with AT&T Wireless.

- Reported OIBDA margin was 27.6 percent for the second quarter. Normalized to exclude merger-related integration costs, OIBDA margin was 28.9 percent -- a sequential improvement of 340 basis points.

- Reported operating income was $504 million, a sequential increase of 342 percent. Reported net income increased to $147 million, compared to a loss of $240 million in the first quarter.

- Normalized to exclude merger-related integration costs, operating income for the second quarter was $708 million, a sequential increase of 223 percent.

- Normalized net income increased to $317 million, compared to a loss of $152 million in the first quarter.

SECOND-QUARTER HIGHLIGHTS AND INITIATIVE

- Cingular's Business Markets Group introduced several new products and services. These included: the Sony VAIO(R), the first widely available notebook PC with integrated high-speed wireless wide area network (WAN) technology; Good Technology's GoodLink(TM) wireless messaging and data access software and service; and two new flagship offers, Cingular Corporate Digital Advantage and Cingular Business Edge, which are targeted to large and small businesses, respectively.

- In addition to announcing these new products and services, the Business Markets Group also signed more than 325 new high-end service contracts during the quarter, including such important accounts as Sun Microsystems, CIBC World Markets, Drexel University, Insight Enterprises, the City of Houston, Humana Inc., Energen Corporation, O'Neal Steel, Inc. and Brasfield and Gorrie, LLC.

- The company reintroduced and enhanced GoPhone(R), its selection of popular prepaid services that give consumers unprecedented freedom and flexibility in buying wireless without a contract but with many of the benefits of traditional wireless plans.

- Cingular made available powerful and stylish new wireless devices, including the Audiovox SMT 5600, the world's smallest Microsoft Windows Mobile-based Smartphone, and the Motorola RAZR Black, the exclusive sleek successor to the Motorola RAZR.

- The company announced an innovative new music program called Cingular Sounds(TM), which launches new singles as ringtones on wireless phones before they are heard anywhere else or simultaneously with their radio debut.

- Cingular recorded more than 41.5 million text messages throughout the 12-week voting period of "American Idol," which represents the largest volume of text messaging in a single campaign in the history of the U.S. wireless industry.

- The company remains on track to launch UMTS/HSDPA in 15-20 markets by the end of 2005. UMTS with HSDPA provides superior speeds for data and video services, and it delivers outstanding operating efficiencies, using the same spectrum and infrastructure for voice and data.

 CONFERENCE CALL WITH INVESTMENT COMMUNITY

         Cingular will hold a conference call with the investment community beginning at 10:00 a.m. (ET) today. During the call, we will discuss our operational and financial results for the quarter.

         The conference call will be webcast and archived on our website at http://www.cingular.com/investor for 30 days, as well as on the websites of SBC Communications

Inc. and BellSouth Corporation. Our second-quarter news release and downloadable financial statements are now available on our website.

          Dial-in information for the conference call is as follows:
               Domestic:          866-406-3487
               International:     630-691-2771

               Replay:            877-213-9653
                (Domestic)
               Replay:            630-652-3041
                (International)
               Passcode:          11947895#
               Replays will be available for five days.

ABOUT CINGULAR WIRELESS

         Cingular Wireless is the largest wireless carrier in the United States, serving 51.6 million customers. Cingular, a joint venture between SBC Communications Inc. (NYSE: SBC) and BellSouth Corporation (NYSE: BLS), has the largest digital voice and data network in the nation -- the ALLOVER(SM) network
- and the largest mobile-to-mobile community of any national wireless carrier. Cingular is the only U.S. wireless carrier to offer Rollover(SM), the wireless plan that lets customers keep their unused monthly minutes. Details of the company are available at http://www.cingular.com. Get Cingular Wireless press releases e-mailed to you automatically. Sign up at http://www.cingular.com/newsroom.

FORWARD-LOOKING INFORMATION

In addition to historical information, this document and the conference call referred to above may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include:

- the pervasive and intensifying competition in all markets where Cingular operates;

- failure to quickly realize capital and expense synergies from the acquisition of AT&T Wireless as a result of technical, logistical, regulatory and other factors;

- problems associated with the transition of Cingular's network to Higher-speed technologies;

- slow growth of Cingular's data services due to lack of popular applications, terminal equipment, advanced technology and other factors;

-    sluggish economic and employment conditions in the markets Cingular serves;

- the final outcome of FCC proceedings, including rulemakings, and judicial review, if any, of such proceedings;

- enactment of additional state and federal laws, regulations and requirements pertaining to Cingular's operations; and

-    the outcome of pending or threatened complaints and litigation.

Such forward-looking information is given as of this date only, and Cingular assumes no duty to update this information.

OIBDA DISCUSSION

OIBDA is defined as operating income (loss) before depreciation and amortization. Although we have used substantively similar measures in the past, which we called "EBITDA", we now use the term OIBDA to describe the measure we use as it more clearly defines the elements of the measure. OIBDA margin is calculated as OIBDA divided by services revenue. These are non-GAAP financial measures. They differ from operating income (loss) and operating margin, as calculated in accordance with GAAP, in that they exclude depreciation and amortization. They differ from net income (loss), as calculated in accordance with GAAP, in that they exclude, as presented in our Consolidated Statements of
Income: (i) depreciation and amortization, (ii) interest expense, (iii) minority interest expense, (iv) equity in net income (loss) of affiliates, (v) other, net, and (vi) provision (benefit) for income taxes. We believe these measures are relevant and useful information to our investors as they are an integral part of our internal management reporting and planning processes and are important metrics that our management uses to evaluate the operating performance of our consolidated operations. They are used by management as a measurement of our success in acquiring, retaining and servicing customers because we believe these measures reflect our ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing our performance with that of many of our competitors. The components of OIBDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. Lastly, we use this measure for planning purposes and in presentations to our board of directors, and we use multiples of this current or projected measure in our discounted cash flow models to determine the value of our licensing costs and our overall enterprise valuation.

OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA excludes other, net, minority interest expense and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base and our national footprint that we utilize to obtain and service our subscribers. Equity in net income (loss) of affiliates represents our proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. As we do not control these entities, our management excludes these results when evaluating the performance of our primary operations. Although excluded, equity in net income (loss) of affiliates may include results that are material to our overall net income (loss). OIBDA also excludes interest expense and the provision (benefit) for income taxes. Excluding these items eliminates the expenses associated with our capitalization and tax structures. Finally, OIBDA excludes depreciation and amortization, in order to eliminate the impact of capital investments.

We believe OIBDA as a percentage of services revenue to be a more relevant measure of our operating margin than OIBDA as a percentage of total revenue. We generally subsidize a portion of our handset sales, all of which are recognized in the period in which we sell the handset. This results in a disproportionate impact on our margin in that period. Management views this equipment subsidy as a cost to acquire or retain a subscriber, which is recovered through the ongoing service revenue that is generated by the subscriber. We also use services revenue to calculate margin to facilitate comparison, both internally and externally with our competitors, as they calculate their margins using services revenue as well.

There are material limitations to using these non-GAAP financial measures, including the difficulty associated with comparing these performance measures as we calculate them to similar performance measures presented by other companies, and the fact that these performance measures do not take into account certain significant items, including depreciation and amortization, interest, tax expense and equity in net income (loss) of affiliates, that directly affect our net income or loss. Management compensates for these limitations by carefully analyzing how our competitors present performance measures that are similar in nature to OIBDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income (loss) as calculated in accordance with GAAP. OIBDA and OIBDA margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S. OIBDA and OIBDA margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies.

ARPU DISCUSSION

ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period. This metric is used to compare the recurring revenue amounts generated on our cellular/PCS network to prior periods and internal targets. Our ARPU calculation excludes Mobitex data revenues and thereby makes our metric more comparable with other wireless carriers. We believe that this metric provides useful information concerning the performance of our ongoing initiatives to attract and retain high value customers and the use of our network.

--------------------------------------------------------------------------------
CINGULAR WIRELESS LLC INCOME STATEMENT - amounts in millions (unaudited)
--------------------------------------------------------------------------------



                                                                         QUARTER ENDED                    YEAR TO DATE
                                                                -------------------------------  ---------------------------------
                                                                6/30/2005  6/30/2004   % Change  6/30/2005    6/30/2004   % Change
                                                                -------------------------------  ---------------------------------
                                                                        (Restated)                             (Restated)
Operating revenues:
        Service revenues                                         $  7,719   $  3,833    101.4%    $ 15,138    $  7,416    104.1%
        Equipment sales                                               890        354    151.4%       1,700         738    130.4%
               Total operating revenues                             8,609      4,187    105.6%      16,838       8,154    106.5%
Operating expenses:
        Cost of services                                            2,293        983    133.3%       4,437       1,938    128.9%
        Cost of equipment sales                                     1,230        505    143.6%       2,525       1,042    142.3%
        Selling, general and administrative                         2,953      1,463    101.8%       5,954       2,835    110.0%
        Depreciation and amortization                               1,629        565    188.3%       3,304       1,118    195.5%
               Total operating expenses                             8,105      3,516    130.5%      16,220       6,933    134.0%
Operating income (loss)                                               504        671    (24.9)%        618       1,221    (49.4%)
Interest expense                                                      326        199     63.8%         664         397     67.3%
Minority interest expense                                              41         41      0.0%          57          68    (16.2)%
Equity in net income (loss) of affiliates                               1        (95)      NM            3        (203)      NM
Other income (expense), net                                            33          1       NM           53           5       NM
Income (loss) before income tax and cum. effect of acctng. chg.       171        337    (49.3)%        (47)        558    (108.4)%
Provision (benefit) for income taxes                                   24         (2)      NM           46           4       NM
Income (loss) before cumulative effect of accounting change           147        339    (56.6)%        (93)        554    (116.8)%
----------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL AND OPERATING DATA FOR CINGULAR WIRELESS - amounts in millions, except customer data in 000s
----------------------------------------------------------------------------------------------------------------------------------





                                                                        QUARTER ENDED                      YEAR TO DATE
                                                                -------------------------------  --------------------------------
                                                                 6/30/2005  6/30/2004  % Change  6/30/2005    6/30/2004   % CHANGE
----------------------------------------------------------------------------------------------------------------------------------
(Amounts in millions, except customer data in 000s)                         (Restated)                        (Restated)
-----------------------------------------------------------------------------------------------------------------------------------
OIBDA(1)                                                         $  2,133   $  1,236      72.6%     $  3,922    $  2,339     67.7%
OIBDA margin(2)                                                      27.6%      32.2%     -460 BP       25.9%       31.5%    -560 BP
Total Cellular/PCS Customers(3)                                    51,596     25,044     106.0%       51,596      25,044    106.0%
Net Customer Additions - Cellular/PCS                               1,071        428     150.2%        2,490         982    153.6%
M&A Activity, Partitioned Customers and/or Other Adjs.                156         (2)                     (3)         35
Churn - Cellular/PCS(4)                                               2.2%       2.7%      -50 BP        2.2%        2.7%     -50 BP
ARPU - Cellular/PCS(5)                                           $  50.43   $  50.75      (0.6)%    $  50.01    $  49.54      0.9%
Minutes Of Use Per Cellular/PCS Subscriber(6)                         704        568      23.9%          674         547     23.2%
Licensed POPs - Cellular/PCS(7)                                       292        243                     292         243
Penetration - Cellular/PCS(8)                                        18.0%      11.1%                   18.0%       11.1%
Capital Expenditures(9)                                             2,188        783     179.4%        3,159       1,117    182.8%

----------------------------------------------------------------------------------------------------------------------------------
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (unaudited)
----------------------------------------------------------------------------------------------------------------------------------

                                                                           QUARTER ENDED                    YEAR TO DATE
                                                                 -------------------------------    -------------------------------
                                                                 6/30/2005   6/30/2004  % Change    6/30/2005  6/30/2004   % CHANGE
                                                                 -------------------------------    -------------------------------
                                                                           (Restated)                         (Restated)
Income (loss) before cumulative effect of accounting change           147        339    (56.6)%        (93)        554    (116.8)%
  Plus:  Interest expense                                             326        199     63.8%         664         397     67.3%
  Plus:  Minority interest expense                                     41         41      0.0%          57          68    (16.2%)
  Plus:  Equity in net loss of affiliates                              (1)        95       NM           (3)        203       NM
  Plus:  Other, net                                                   (33)        (1)      NM          (53)         (5)      NM
  Plus:  Provision (benefit) for income taxes                          24         (2)      NM           46           4       NM
Operating income (loss)                                               504        671    (24.9)%        618       1,221    (49.4)%
  Plus:  Depreciation and amortization                              1,629        565    188.3%       3,304       1,118    195.5%
OIBDA(1)                                                         $  2,133   $  1,236     72.6%    $  3,922    $  2,339     67.7%


NM - Not Meaningful

On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Additionally, our network infrastructure venture with T-Mobile USA, Inc., GSM Facilities LLC, accounted for under the equity method, reached a similar conclusion with respect to operating leases, requiring correction and restatement of the venture's previously issued financial statements for the years ended December 31, 2003 and 2002. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information.

Notes:

1 OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and
  (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

2 OIBDA margin is defined as OIBDA divided by service revenues.

3 Cellular/PCS customers include customers served through reseller agreements.

4 Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers at the beginning of each month in that period.

5 ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

6 Total Minutes Of Use Per Cellular/PCS Subscriber definition was changed effective with the 2Q05 reporting period. Prior to the change, the numerator was defined as Local Minutes of Use. Effective with this change, the numerator is now defined as including Local Minutes of Use and Outcollect Minutes of Use.

7 Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service.

8 Penetration calculation for 2Q05 is based on licensed "operational" POP's of 286 million.

9 Capital expenditures reflect GAAP disclosure and accordingly do not include cash/capital contributed to our previous joint ventures with T-Mobile and AT&T Wireless (pre-merger).

CINGULAR WIRELESS LLC
Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions)


Quarter Ended June 30, 2005                                                           NORMALIZED ITEM
                                                                                      ---------------
                                                                                         INTEGRATION
                                                                            GAAP           COSTS (1)     NORMALIZED
                                                                           --------        --------        --------
Operating revenues:
         Service revenues                                                  $  7,719        $      0        $  7,719
         Equipment sales                                                        890              --             890
                 Total operating revenues                                     8,609              --           8,609
Operating expenses:
         Cost of services                                                     2,293             (19)          2,274
         Cost of equipment sales                                              1,230              --           1,230
         Selling, general and administrative                                  2,953             (76)          2,877
         Depreciation and amortization*                                       1,629            (109)          1,520
                 Total operating expenses                                     8,105            (204)          7,901
Operating income (loss)                                                         504             204             708
Interest expense                                                                326              --             326
Minority interest expense                                                        41              --              41
Equity in net income (loss) of affiliates                                         1              --               1
Other income (expense), net                                                      33              --              33
Income (loss) before income tax and cum. effect of acctng. chg.                  171             204             375
Provision (benefit) for income taxes                                             24              34              58
Income (loss) before cumulative effect of accounting change                     147             170             317

Year to Date - June 30, 2005                                                          NORMALIZED ITEM
                                                                                      ---------------
                                                                                         INTEGRATION
                                                                            GAAP           COSTS (1)     NORMALIZED
                                                                           --------      ------------    --------
Operating revenues:
         Service revenues                                                  $ 15,138        $      0        $ 15,138
         Equipment sales                                                      1,700              --           1,700
                 Total operating revenues                                    16,838              --          16,838
Operating expenses:
         Cost of services                                                     4,437             (22)          4,415
         Cost of equipment sales                                              2,525              --           2,525
         Selling, general and administrative                                  5,954            (178)          5,776
         Depreciation and amortization*                                       3,304            (109)          3,195
                 Total operating expenses                                    16,220            (309)         15,911
Operating income (loss)                                                         618             309             927
Interest expense                                                                664              --             664
Minority interest expense                                                        57              --              57
Equity in net income (loss) of affiliates                                         3              --               3
Other income (expense), net                                                      53              --              53
Income (loss) before income tax and cum. effect of acctng. chg.                 (47)            309             262
Provision (benefit) for income taxes                                             46              51              97
Income (loss) before cumulative effect of accounting change                     (93)            258             165

NOTES TO NORMALIZED FINANCIAL DATA


* Results for the quarter ended June 30, 2005, include a reduction for depreciation and amortization for prior quarters of $57 million ($47 million net income impact), in connection with valuation adjustments recorded in the second quarter to assets acquired in the AT&T Wireless acquisition. The valuation adjustments to the AT&T Wireless assets were the result of integration plans approved in the second quarter of 2005 and adjustments to the preliminary purchase price allocation. Of the $57 million reduction in depreciation and amortization expenses, $23 million ($19 million net income) relates to the fourth quarter of 2004. The impacts are not included in our normalized integration costs.

Our normalized earnings have been adjusted for the following:

(1) Tax-effected integration costs resulting from the Cingular acquisition of AT&T Wireless.

-------------------------------------------------------------------------------
CINGULAR WIRELESS LLC INCOME STATEMENT, NORMALIZED - amounts in millions (unaudited)
------------------------------------------------------------------------------


                                                                          QUARTER ENDED                     YEAR TO DATE
                                                               ---------------------------------  -------------------------------
                                                                  6/30/2005    6/30/2004  % Change   6/30/2005  6/30/2004  % CHANGE
                                                               ---------------------------------  -------------------------------
                                                                 (Normalized)  (Restated)           (Normalized) (Restated)
                                                               ---------------------------------  -------------------------------
Operating revenues:
        Service revenues                                           $ 7,719    $ 3,833     101.4%     $15,138    $ 7,416     104.1%
        Equipment sales                                                890        354     151.4%       1,700        738     130.4%
               Total operating revenues                              8,609      4,187     105.6%      16,838      8,154     106.5%
Operating expenses:
        Cost of services                                             2,274        983     131.3%       4,415      1,938     127.8%
        Cost of equipment sales                                      1,230        505     143.6%       2,525      1,042     142.3%
        Selling, general and administrative                          2,877      1,463      96.7%       5,776      2,835     103.7%
        Depreciation and amortization                                1,520        565     169.0%       3,195      1,118     185.8%
               Total operating expenses                              7,901      3,516     124.7%      15,911      6,933     129.5%
Operating income (loss)                                                708        671       5.5%         927      1,221     (24.1%)
Interest expense                                                       326        199      63.8%         664        397      67.3%
Minority interest expense                                               41         41       0.0%          57         68     (16.2%)
Equity in net income (loss) of affiliates                                1        (95)       NM            3       (203)       NM
Other income (expense), net                                             33          1        NM           53          5        NM
Income (loss) before income tax and cum. effect of acctng. chg.        375        337      11.3%         262        558     (53.0%)
Provision (benefit) for income taxes                                    58         (2)       NM           97          4        NM
Income (loss) before cumulative effect of accounting change            317        339      (6.5%)        165        554     (70.2%)
----------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL AND OPERATING DATA FOR CINGULAR WIRELESS - amounts in millions, except customer data in 000s
----------------------------------------------------------------------------------------------------------------------------------



                                                                          QUARTER ENDED                     YEAR TO DATE
                                                               ---------------------------------  -------------------------------
                                                                6/30/2005    6/30/2004  % Change   6/30/2005   6/30/2004  % CHANGE
                                                               ---------------------------------  -------------------------------
(Amounts in millions, except customer data in 000s)            (Normalized)  (Restated)           (Normalized) (Restated)
OIBDA - normalized (1)                                           $  2,228   $  1,236     80.3%    $  4,122    $  2,339     76.2%
OIBDA margin - normalized(2)                                         28.9%      32.2%    -330BP       27.2%       31.5%    -430 BP
Total Cellular/PCS Customers(3)**                                  51,596     25,044    106.0%      51,596      25,044    106.0%
Net Customer Additions - Cellular/PCS **                            1,071        428    150.2%       2,490         982    153.6%
M&A Activity, Partitioned Customers and/or Other Adjs. **             156         (2)                   (3)         35
Churn - Cellular/PCS(4)**                                             2.2%       2.7%   -50 BP         2.2%        2.7%     -50 BP
ARPU - Cellular/PCS(5)**                                         $  50.43   $  50.75     (0.6%)   $  50.01    $  49.54      0.9%
Minutes Of Use Per Cellular/PCS Subscriber(6)**                       704        568     23.9%         674         547     23.2%
Licensed POPs - Cellular/PCS(7)**                                     292        243                   292         243
Penetration - Cellular/PCS(8)**                                      18.0%      11.1%                 18.0%       11.1%
Capital Expenditures(9)**                                           2,188        783    179.4%       3,159       1,117    182.8%

----------------------------------------------------------------------------------------------------------------------------------
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (unaudited)
----------------------------------------------------------------------------------------------------------------------------------


                                                                          QUARTER ENDED                     YEAR TO DATE
                                                               ---------------------------------  -------------------------------
                                                                6/30/2005    6/30/2004  % Change   6/30/2005   6/30/2004  % CHANGE
                                                               ---------------------------------  -------------------------------
                                                               (Normalized)  (Restated)           (Normalized) (Restated)

Income (loss) before cumulative effect of accounting change          317        339      (6.5%)        165        554     (70.2%)
  Plus:  Interest expense                                            326        199      63.8%         664        397      67.3%
  Plus:  Minority interest expense                                    41         41       0.0%          57         68     (16.2%)
  Plus:  Equity in net loss of affiliates                             (1)        95     -101.1%         (3)       203     -101.5%
  Plus:  Other, net                                                  (33)        (1)       NM          (53)        (5)       NM
  Plus:  Provision (benefit) for income taxes                         58         (2)       NM           97          4        NM
Operating income (loss)                                              708        671       5.5%         927      1,221     (24.1%)
  Plus:  Depreciation and amortization                             1,520        565     169.0%       3,195      1,118     185.8%
OIBDA - NORMALIZED(1)                                            $ 2,228    $ 1,236      80.3%     $ 4,122    $ 2,339      76.2%
OIBDA margin(2)                                                     27.6%      32.2%     -460 BP      25.9%      31.5%     -560 BP
  Plus:  OIBDA margin, merger integration expenses                   1.3%        --                    1.3%        --
OIBDA MARGIN - NORMALIZED                                           28.9%      32.2%     -330 BP      27.2%      31.5%     -430 BP

NM - Not Meaningful

** Metrics and calculations are not impacted by the 2Q05 and YTD 2005 normalization of merger integration costs.

On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Additionally, our network infrastructure venture with T-Mobile USA, Inc., GSM Facilities LLC, accounted for under the equity method, reached a similar conclusion with respect to operating leases, requiring correction and restatement of the venture's previously issued financial statements for the years ended December 31, 2003 and 2002. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information.



Notes:

1 OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and
  (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

2 OIBDA margin is defined as OIBDA divided by service revenues.

3 Cellular/PCS customers include customers served through reseller agreements.

4 Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

5 ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

6 Total Minutes Of Use Per Cellular/PCS Subscriber definition was changed effective with the 2Q05 reporting period. Prior to the change, the numerator was defined as Local Minutes of Use. Effective with this change, the numerator is now defined as including Local Minutes of Use and Outcollect Minutes of Use.

7 Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service.

8 Penetration calculation for 2Q05 is based on licensed "operational" POP's of 286 million.

9 Capital expenditures reflect GAAP disclosure and accordingly do not include cash/capital contributed to our previous joint ventures with T-Mobile and AT&T Wireless (pre-merger).

CINGULAR WIRELESS LLC INCOME STATEMENT - amounts in millions (unaudited)

                                                 FULL YEAR
                                                   2002      3/31/2003   6/30/2003   9/30/2003  12/31/2003  3/31/2004   6/30/2004
                                                ----------   ---------   ---------   ---------  ----------  ---------   ---------
Operating revenues:                             (Restated)   (Restated)  (Restated)  (Restated)  Restated)  (Restated)  (Restated)
                                                ----------   ----------  ----------  ---------- ---------   ---------   ----------
     Service revenues                            $ 13,922    $  3,414    $  3,643    $  3,701    $  3,559    $  3,583    $  3,833
     Equipment sales                                  981         244         255         383         378         384         354
        Total operating revenues                   14,903       3,658       3,898       4,084       3,937       3,967       4,187
Operating expenses:
     Cost of services                               3,594         849         921       1,035         970         955         983
     Cost of equipment sales                        1,535         396         451         606         578         537         505
     Selling, general and
       administrative                               5,429       1,218       1,271       1,442       1,497       1,372       1,463
     Depreciation and amortization                  1,849         488         508         521         572         553         565
        Total operating expenses                   12,407       2,951       3,151       3,604       3,617       3,417       3,516
Operating income (loss)                             2,496         707         747         480         320         550         671
Interest expense                                      911         225         230         197         204         198         199
Minority interest expense                             123          24          35          25          17          27          41
Equity in net income (loss)
  of affiliates                                      (274)        (74)        (78)        (90)        (91)       (108)        (95)
Other income (expense), net                            29          26           7           4           4           4           1
Income (loss) before income tax and
  cum. effect of acctng. chg.                       1,217         410         411         172          12         221         337
Provision (benefit) for income taxes                   12           2          12           6           8           6          (2)
Income (loss) before cumulative effect
  of accounting change                              1,205         408         399         166           4         215         339


                                                  ----------    ----------    ---------     ---------
                                                  9/30/2004     12/31/2004    3/31/2005     6/30/2005
                                                  ----------    ----------    ---------     ---------
Operating revenues:                               (Restated)    (Revised)
                                                  ----------    ----------
     Service revenues                              $ 3,873       $ 6,313       $ 7,419       $ 7,719
     Equipment sales                                   419           806           810           890
        Total operating revenues                     4,292         7,119         8,229         8,609
Operating expenses:
     Cost of services                                1,107         1,692         2,144         2,293
     Cost of equipment sales                           585         1,247         1,295         1,230
     Selling, general and
       administrative                                1,567         2,947         3,001         2,953
     Depreciation and amortization                     573         1,386         1,675         1,629
        Total operating expenses                     3,832         7,272         8,115         8,105
Operating income (loss)                                460          (153)          114           504
Interest expense                                       200           303           338           326
Minority interest expense                               20            (2)           16            41
Equity in net income (loss)
  of affiliates                                        (98)         (114)            2             1
Other income (expense), net                             --            11            20            33
Income (loss) before income tax and
  cum. effect of acctng. chg.                          142          (557)         (218)          171
Provision (benefit) for income taxes                    --           (62)           22            24
Income (loss) before cumulative effect
  of accounting change                                 142          (495)         (240)          147

SELECTED FINANCIAL AND OPERATING DATA FOR CINGULAR WIRELESS - amounts in millions, except customer data in 000s

                                                         FULL YEAR
                                                            2002        3/31/2003     6/30/2003      9/30/2003     12/31/2003
                                                         ----------     ---------     ---------      ---------     ----------
                                                         (Restated)     (Restated)    (Restated)     (Restated)     (Restated)
                                                         ----------     ----------    ----------     ----------     ----------
OIBDA(1)                                                  $  4,345       $  1,195      $  1,255       $  1,001      $    892
OIBDA margin(2)                                               31.2%          35.0%         34.4%          27.0%         25.1%
Integration Costs                                         $      0       $      0      $      0       $      0      $      0
OIBDA - normalized                                        $  4,345       $  1,195      $  1,255       $  1,001      $    892
OIBDA margin - normalized                                     31.2%          35.0%         34.4%          27.0%         25.1%
Total Cellular/PCS Customers(3)                             21,925         22,114        22,640         23,385        24,027
Net Customer Additions - Cellular/PCS                          359            189           540            745           642
M&A Activity, Partitioned Customers and/or Other Adjs.         (32)            --           (14)            --            --
Churn - Cellular/PCS(4)                                        2.8%           2.6%          2.5%           2.8%          2.8%
ARPU - Cellular/PCS(5)                                    $  52.14       $  51.07      $  53.47       $  52.80      $  49.38
Minutes Of Use Per Cellular/PCS Subscriber(6)                  423            441           485            500           515
Licensed POPs - Cellular/PCS(7)                                219            235           236            236           236
Penetration - Cellular/PCS(8)                                 10.1%          10.0%         10.2%          10.6%         10.8%
Total Cingular Interactive Customers                           817            835           788            788           789
Net Customer Additions - Cingular Interactive                   84             18           (47)            --             1
Capital Expenditures(9)                                      3,085            327           668            773           966



                                                      3/31/2004    6/30/2004    9/30/2004    12/31/2004   3/31/2005    6/30/2005
                                                      ---------    ---------    ---------    ----------   ---------    ---------
                                                      (Restated)  (Restated)   (Restated)    (Revised)
                                                      ----------  ----------   ----------    ---------
OIBDA(1)                                               $  1,103     $  1,236    $  1,033     $  1,233     $  1,789     $  2,133
OIBDA margin(2)                                            30.8%        32.2%       26.7%        19.5%        24.1%        27.6%
Integration Costs                                      $      0     $      0    $     43     $    245     $    105     $    204
OIBDA - normalized                                     $  1,103     $  1,236    $  1,076     $  1,478     $  1,894     $  2,228
OIBDA margin - normalized                                  30.8%        32.2%       27.8%        23.4%        25.5%        28.9%
Total Cellular/PCS Customers(3)                          24,618       25,044      25,672       49,109       50,369       51,596
Net Customer Additions - Cellular/PCS                       554          428         657        1,713        1,419        1,071
M&A Activity, Partitioned Customers and/or Other Adjs.       37           (2)        (29)      21,724         (159)         156
Churn - Cellular/PCS(4)                                     2.7%         2.7%        2.8%         2.6%         2.2%         2.2%
ARPU - Cellular/PCS(5)                                 $  48.30     $  50.75    $  50.25     $  49.51     $  49.59     $  50.43
Minutes Of Use Per Cellular/PCS Subscriber(6)               527          568         598          617          642          704
Licensed POPs - Cellular/PCS(7)                             240          243         243          290          292          292
Penetration - Cellular/PCS(8)                              10.9%        11.1%       11.4%        17.2%        17.7%        18.0%
Total Cingular Interactive Customers                        768          735         653           NA           NA           NA
Net Customer Additions - Cingular Interactive               (21)         (33)        (82)          NA           NA           NA
Capital Expenditures(9)                                     334          783         634        1,698          971        2,188


RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (unaudited)

                                                  FULL YEAR
                                                    2002        3/31/2003    6/30/2003     9/30/2003     12/31/2003    3/31/2004
                                                 ----------    ----------    ----------    ----------    ----------    ----------
                                                 (Restated)    (Restated)    (Restated)    (Restated)    (Restated)    (Restated)
                                                 ----------    ----------    ----------    ----------    ----------    ----------
Income (loss) before cumulative effect
  of accounting change                               1,205           408           399           166             4           215
  Plus:  Interest expense                              911           225           230           197           204           198
  Plus:  Minority interest expense                     123            24            35            25            17            27
  Plus:  Equity in net loss of affiliates              274            74            78            90            91           108
  Plus:  Other, net                                    (29)          (26)           (7)           (4)           (4)           (4)
  Plus:  Provision (benefit) for income taxes           12             2            12             6             8             6
Operating income (loss)                              2,496           707           747           480           320           550
  Plus:  Depreciation and amortization               1,849           488           508           521           572           553
OIBDA(1)                                          $  4,345      $  1,195      $  1,255      $  1,001      $    892      $  1,103
  Plus:  Integration costs                              --            --            --            --            --            --
OIBDA - NORMALIZED(1)                             $  4,345      $  1,195      $  1,255      $  1,001      $    892      $  1,103

Service revenues                                    13,922         3,414         3,643         3,701         3,559         3,583
  Less:  Mobitex data revenues                         189            55            53            54            58            58
SERVICE REVENUES USED TO CALCULATE ARPU           $ 13,733      $  3,359      $  3,590      $  3,647      $  3,501      $  3,525


                                                  6/30/2004     9/30/2004   12/31/2004     3/31/2005     6/30/2005
                                                  ---------     ---------   ----------     ---------     ---------
                                                  (Restated)    (Restated)   (Revised)
                                                  ----------    ----------   ---------

Income (loss) before cumulative effect
  of accounting change                                 339           142         (495)         (240)          147
  Plus:  Interest expense                              199           200          303           338           326
  Plus:  Minority interest expense                      41            20           (2)           16            41
  Plus:  Equity in net loss of affiliates               95            98          114            (2)           (1)
  Plus:  Other, net                                     (1)           --          (11)          (20)          (33)
  Plus:  Provision (benefit) for income taxes           (2)           --          (62)           22            24
Operating income (loss)                                671           460         (153)          114           504
  Plus:  Depreciation and amortization                 565           573        1,386         1,675         1,629
OIBDA(1)                                           $ 1,236       $ 1,033      $ 1,233       $ 1,789       $ 2,133
  Plus:  Integration costs                              --            43          245           105            95
OIBDA - NORMALIZED(1)                              $ 1,236       $ 1,076      $ 1,478       $ 1,894       $ 2,228

Service revenues                                     3,833         3,873        6,313         7,419         7,719
  Less:  Mobitex data revenues                          59            54           36            18            20
SERVICE REVENUES USED TO CALCULATE ARPU            $ 3,774       $ 3,819      $ 6,277       $ 7,401       $ 7,699

On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Additionally, our network infrastructure venture with T-Mobile USA, Inc., GSM Facilities LLC, accounted for under the equity method, reached a similar conclusion with respect to operating leases, requiring correction and restatement of the venture's previously issued financial statements for the years ended December 31, 2003 and 2002. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information.

In 2003, to be consistent with industry practices, historical consolidated statements of income for all periods presented were reclassified to reflect billings to our customers for the Universal Service Fund (USF) and other regulatory fees as operating revenues and the costs related to payments into the associated regulatory funds as operating expenses. Similar reclassifications have also been made to 2003 and 2004 historical results for certain gross receipts taxes and other fees which are billed to our customers. Operating income and net income for all periods were unaffected.

Notes:

1 OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and
     (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

2    OIBDA margin is defined as OIBDA divided by service revenues.

3 Cellular/PCS customers include customers served through reseller agreements.

4 Cellular/PCS churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers. at the beginning of each month in that period.

5 ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

6 Total Minutes Of Use Per Cellular/PCS Subscriber definition was changed effective with the 2Q05 reporting period. Prior to the change, the numerator was defined as Local Minutes of Use. Effective with this change, the numerator is now defined as including Local Minutes of Use and Outcollect Minutes of Use.

7 Licensed POPs refers to the number of people residing in areas where we and our partners have licenses to provide cellular or PCS service including areas where we have not yet commenced service.

8 Penetration calculation for 2Q05 is based on licensed "operational" POP's of 286 million.

9 Capital expenditures reflect GAAP disclosure and accordingly do not include cash/capital contributed to our previous joint ventures with T-Mobile and AT&T Wireless (pre-merger).

CINGULAR WIRELESS LLC INCOME STATEMENT, NORMALIZED - amounts in millions (unaudited)

The normalized financial data presented below exclude the impact of integration costs are one-time cash outlays, or specified non-cash charges, directly related to the acquisition of AT&T Wireless. These costs would not have been incurred if not for the acquisition, as they support the utilization and/or disposal of the acquired assets. Integration costs are separately identifiable from business as usual outlays. In connection with certain rationalization plans approved by management, costs were recognized in the income statement during the second quarter of 2005 for exiting certain activities of Cingular. Purchase accounting impacts of the AT&T Wireless acquisition are not included in integration costs.

Examples of merger integration costs impacting expenses include (but are not limited to) the following:

     * Network rationalization (write-offs and accelerated depreciation related to certain "overlap" network assets)

     * Sales distribution optimization (lease terminations, leasehold improvement write-offs/accelerated depreciation)

     *    Workforce rationalization (severance, relocation, retention)

     * IT System/Application rationalization (system/platform consolidation, contract termination fees, third party support)

     * Real Estate space rationalization (lease terminations, leasehold improvements write-offs and accelerated depreciation, contract termination fees)

                                                                            NORMALIZED
                                                                ----------------------------------
                                                                12/31/2004  3/31/2005    6/30/2005
                                                                ----------  ---------    ---------
Operating revenues:                                             (Revised)
     Service revenues                                             $6,313      $7,419       $7,719
     Equipment sales                                                 806         810          890
        Total operating revenues                                   7,119       8,229        8,609
Operating expenses:
     Cost of services                                              1,685       2,141        2,274
     Cost of equipment sales                                       1,244       1,295        1,230
     Selling, general and administrative                           2,712       2,899        2,877
     Depreciation and amortization                                 1,386       1,675        1,520
        Total operating expenses                                   7,027       8,010        7,901
Operating income                                                      92         219          708
Interest expense                                                     303         338          326
Minority interest expense                                             (2)         16           41
Equity in net income (loss) of affiliates                           (114)          2            1
Other income (expense), net                                           11          20           33
Income (loss) before income tax and cum. effect of acctng. chg.     (312)       (113)         375
Provision for income taxes                                           (27)         39           58
Income (loss) before cumulative effect of accounting change         (285)       (152)         317


SELECTED FINANCIAL AND OPERATING DATA FOR CINGULAR WIRELESS - amounts in millions, except customer data in 000s

                                                                                   NORMALIZED
                                                                    -------------------------------------------
                                                                    12/31/2004      3/31/2005         6/30/2005
                                                                    ----------      ---------         ---------
                                                                     (Revised)
OIBDA(1) (in millions)                                               $  1,478        $  1,894         $  2,228
OIBDA margin(2)                                                          23.4%           25.5%            28.9%
Total Cellular/PCS Customers(3)(000's)                                 49,109          50,369           51,596
Net Customer Additions - Cellular/PCS (000's)                           1,713           1,419            1,071
M&A Activity, Partitioned Customers and/or Other Adjs. (000's)         21,724            (159)             156
Churn - Cellular/PCS(4)                                                   2.6%            2.2%             2.2%
ARPU - Cellular/PCS(5)                                               $  49.51        $  49.59         $  50.43

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES - amounts in millions (unaudited)

                                                                                NORMALIZED
                                                                  --------------------------------------
                                                                  12/31/2004     3/31/2005     6/30/2005
                                                                  ----------     ---------     ---------
                                                                   (Revised)

Income (loss) before cumulative effect of accounting change          (285)          (152)           317
  Plus:  Interest expense                                             303            338            326
  Plus:  Minority interest expense                                     (2)            16             41
  Plus:  Equity in net (income) loss of affiliates                    114             (2)            (1)
  Plus:  Other, net                                                   (11)           (20)           (33)
  Plus:  Provision for income taxes                                   (27)            39             58
Operating income                                                       92            219            708
  Plus:  Depreciation and amortization                              1,386          1,675          1,520
OIBDA(1)                                                            1,478          1,894          2,228

Service revenues                                                    6,313          7,419          7,719
  Less:  Mobitex data revenues                                         36             18             20
SERVICE REVENUES USED TO CALCULATE ARPU                           $ 6,277        $ 7,401        $ 7,699

Notes:

1 OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from operating income (loss), as calculated in accordance with GAAP, in it excludes depreciation and amortization. It differs from net income (loss), as calculated in accordance with GAAP, in that it excludes, as presented on our Consolidated Statement of Income: (1) depreciation and amortization, (2) interest expense, (3) minority interest expense, (4) equity in net income (loss) of affiliates, (5) other, net, and
     (6) provision (benefit) for income taxes. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies

2    OIBDA margin is defined as OIBDA divided by service revenues.

3 Cellular/PCS customers include customers served through reseller agreements.

4 Cellular/PCS customer churn is calculated by dividing the aggregate number of cellular/PCS customers who cancel service during each month in a period by the total number of cellular/PCS customers at the beginning of each month in that period.

5 ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS customers during the period.

CINGULAR WIRELESS LLC BALANCE SHEET - amounts in millions (unaudited)


                                                            6/30/2005    12/31/2004     Incr(Decr)     % + / -
                                                            ---------    ----------     ----------     -------
                                                                         (audited)
ASSETS                                                                   (REVISED)
Current assets:
 Cash and cash equivalents                                      267           352           (85)         (24.1%)
 Accounts receivable - net of allowance for
  doubtful accounts                                           3,468         3,448            20            0.6%
 Inventories                                                    543           690          (147)         (21.3%)
 Prepaid expenses and other current assets                      821         1,080          (259)         (24.0%)
  TOTAL CURRENT ASSETS                                        5,099         5,570          (471)          (8.5%)
Property, plant and equipment - net                          21,749        21,958          (209)          (1.0%)
Intangible assets - net                                      50,846        51,338          (492)          (1.0%)
Other assets                                                  2,868         3,372          (504)         (14.9%)
   TOTAL ASSETS                                              80,562        82,238        (1,676)          (2.0%)

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
 Debt maturing within one year                                1,257         2,158          (901)         (41.8%)
 Accounts payable and accrued liabilities                     6,818         5,825           993           17.0%
  TOTAL CURRENT LIABILITIES                                   8,075         7,983            92            1.2%
Long-term debt to affiliates                                  9,327         9,628          (301)          (3.1%)
Long-term debt to external parties                           13,158        14,229        (1,071)          (7.5%)
  TOTAL LONG-TERM DEBT                                       22,485        23,857        (1,372)          (5.8%)
Other noncurrent liabilities                                  4,914         5,253          (339)          (6.5%)
Minority interests in consolidated entities                     526           609           (83)         (13.6%)
Members' capital                                             44,562        44,536            26            0.1%
   TOTAL LIABILITIES AND MEMBERS' CAPITAL                    80,562        82,238        (1,676)          (2.0%)


On February 18, 2005, our management and the Audit Committee of the board of directors of our Manager concluded that our financial statements for fiscal periods ending December 31, 2000 through December 31, 2003 and the first three interim periods of 2004 should be restated to correct certain errors relating to accounting for operating leases and that such previously filed financial statements should no longer be relied upon. Additionally, our network infrastructure venture with T-Mobile USA, Inc., GSM Facilities LLC, accounted for under the equity method, reached a similar conclusion with respect to operating leases, requiring correction and restatement of the venture's previously issued financial statements for the years ended December 31, 2003 and 2002. Please see our 2004 Form 10-K filed with the Securities and Exchange Commission on March 7, 2005 for further information.